EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement of Dover Corporation on Form S-8 (File No. 333-01419) of our report dated June 19, 2008 relating to the financial statements and supplemental schedules as of December 31, 2007 and 2006 and for the year ended December 31, 2007 of the Dover Corporation Retirement Savings Plan, which appears in this annual report on Form 11-K.
/s/ J.H. Cohn LLP
New York, New York
June 19, 2008